UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. ___1)

Check the appropriate box:

|X| Preliminary Information Statement

|_| Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))

|_| Definitive Information Statement

B2DIGITAL, INCORPORATED
(Name of Registrant As Specified In Its Charter)

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|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

|_| Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT

B2Digital, Incorporated
4425 Ventura Canyon Avenue, Suite 105
Sherman Oaks, CA 91423
Telephone: (310) 281-2571

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

_______________, 2007

Notice of Written Consent in Lieu of Special Meeting

To Shareholders of B2Digital, Incorporated:

This Information Statement is furnished by the Board of Directors of B2Digital, Incorporated, a Delaware corporation (the "Company" or “B2Digital”), to the holders of record at the close of business on September 14, 2007 ("Record Date") of the Company's outstanding common stock, par value $0.00001 per share and Series A Convertible Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

The Company's Board of Directors and stockholders with a majority of the Company's voting power as of the Record Date have authorized a reverse split of the Company's common stock at a rate of one (1) new share for every two hundred (200) existing shares of common stock. There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up. The Company's Board of Directors and stockholders with a majority of the Company's voting power as of the Record Date also ratified and approved an amendment to the Company’s bylaws to allow for the issuance of uncertificated shares.

The reverse stock split and amendment to the bylaws will not be effective until a date that is at least twenty days after the filing and mailing of this Information Statement. This Information Statement will be mailed on or about ______________, 2007, to the Company's stockholders of record.

The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

/s/Robert C. Russell

Robert Russell
Chairman
4425 Ventura Canyon Avenue, Suite 105
Sherman Oaks, CA 91423

_________________, 2007

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock and Series A Preferred Stock of B2Digital as of the Record Date.

The Board of Directors has recommended and persons owning the majority of the voting power of B2Digital have adopted resolutions to effect the above-listed actions.

B2Digital will pay the cost of preparing and sending out this Information Statement. It will be sent to shareholders via regular mail along with a copy of B2Digital's report on Form 10-KSB, as amended, for the year ended March 31, 2007 and Form 10-QSB for the quarter ended June 30, 2007.

Dissenter's Rights of Appraisal

B2Digital is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters' rights under the Delaware General Corporation Law are afforded to the company's stockholders as a result of the adoption of this resolution.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, B2Digital had 169,373,971 shares of common stock issued and outstanding and 1,700,000 shares of Series A Preferred Stock issued and outstanding and presently convertible at a rate of two hundred and forty (240) shares of common stock per share of Series A Preferred Stock. The Series A Preferred Stock votes with the common stock on all matters to be voted on by the common stock on an as converted basis. Holders of Series A Preferred Stock have no cumulative voting rights or preemptive or other rights to subscribe for shares. The approval of the holders of at least two-thirds of the shares of Series A Preferred Stock then outstanding, voting as a class, is required for certain specified matters including, but not limited to, an action which would alter or change the rights, preferences or privileges of the Series A Preferred by way of reverse stock split, reclassification, merger, consolidation or otherwise, so as to adversely affect in any manner the voting rights including number of votes presently allowed or the conversion basis by which the shares of Series A Preferred are presently converted into shares of common stock.

As of the Record Date, the Company had 12,000,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) issued and outstanding. The Series B does not have any voting rights and does not have a liquidation preference, does not accrue, earn or participate in any dividends and is not subject to redemption. Twelve months after the original issuance date, but not before, each outstanding share of Series B Preferred Stock may be converted at the option of the holder into five (5) shares of common stock. As of the Record Date, the Company has issued an aggregate of 12,000,000 shares of Series B Preferred Stock to two overseas investors, but has not delivered or received payment for the shares, which is dependant on certain conditions including DTC eligibility for the shares. As such, the issued and outstanding Series B Preferred Stock is not presently convertible into common stock and has no voting rights.

Only holders of record of the Company's voting stock at the close of business on the Record Date were entitled to participate in the written consent of Company stockholders. Each share of common stock was entitled to one (1) vote for each share of common stock held by such shareholder, and each holder of Series A Preferred Stock was entitled to vote with the common stock at a rate of two hundred and forty (240) votes for each share of Series A Preferred Stock held by such shareholder.

The Company's Board of Directors and stockholders with a majority of the Company's voting power have approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of all outstanding shares of the Company’s common stock at a ratio of one (1) new share for every two hundred (200) existing shares of common stock, pursuant to which every two hundred (200) issued and outstanding shares of common stock will be combined into one (1) share of common stock. There will be no changeadjustment  to the authorized shares of common stock of the Company and any fractional shares will be rounded up, so that no shareholder shall have less than 1 share after the effectiveness of the reverse split. The Series A Preferred Stock and Series B Preferred Stock will not be subject to the reverse split. Further, the conversion rate of the Series A Preferred Stock and Series B Preferred Stock and the voting rights of the Series A Preferred Stock will not adjust as a result of the reverse stock split.

The Company's Board of Directors and stockholders with a majority of the Company's voting power have also ratified and approved an amendment to the Company’s bylaws to allow for the issuance of uncertificated shares under the provisions of Delaware law. Stockholders with a majority of the Company's voting power have also ratified and approved this action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, 169,373,971 shares of common stock of B2Digital were issued and outstanding and 1,700,000 shares of Series A Preferred Stock of B2Digital were issued and outstanding. The following table sets forth, as of such date, certain information regarding beneficial ownership of B2Digital’s shares as of the Record Date (i) by each person who is known by B2Digital to beneficially own more than 5% of its voting securities; (ii) by each of its officers and directors; and (iii) by all of its officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares within 60 days of the date of this table pursuant to options, warrants, conversion privileges or other rights. In computing the percentage ownership of any person or group, the amount of shares includes the amount of shares beneficially owned by the person or group by reason of these acquisition rights.

To the Company’s knowledge, except as otherwise indicated and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Each person's address is c/o B2Digital, Incorporated, 4425 Ventura Canyon Ave., Suite 105, Sherman Oaks, CA 91423.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Shares of Series A Convertible Preferred Beneficially Owned (2)		Total Percentage of Voting Power(3)
	Number	%	Number	%	Number	%
Robert Russell CEO, Director	24,018,140	14.18%	900,000	52.94%	240,018,140(4)	62.28%(4)

Paul LaBarre Vice-President, Chief Operation Officer, Director	1,782,910(5)	1.05%	800,000	47.06%	193,782,910(5)(6)	53.62%(6)

Igor Loginov Chief Technology Officer*	240	<1%	0	0	240	<1%

Marcia A. Pearlstein Chief Financial Officer, Director	48,004,200	28.34%	0	0	48,004,200	28.34%

Shares of all directors and executive officers as a group (4 persons)	73,805,490	43.6%	1,700,000	100%	481,805,490(7)	83.45%(7)

*	Mr. Loginov resigned as a director of the company on May 15, 2007.
(1)	This column does not include the shares of common stock issuable upon conversion of the Series A Preferred Stock.
(2)	Series A Convertible Preferred Stock is convertible into common stock at a rate of 240 shares per each share of Series A held. The Series A votes with the common stock on an as converted basis.
(3)
This column includes the common stock and Series A Preferred Stock held by each person or group on an as converted basis. For the purpose of calculating the percentage ownership of any person or group, any security which such person or group has the right the acquire within 60 days is deemed to be outstanding but not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.

(4)
Includes 24,018,140 shares of common stock currently held by Mr. Russell and 216,000,000 shares of common stock that Mr. Russell has the right to acquire within 60 days upon conversion of 900,000 shares of Series A Preferred Stock. The Series A votes with the common stock on an as converted basis.

(5)	1,225,000 shares of common stock are held by Eagle West Communications, Inc. Paul LaBarre is an officer of Eagle West and owns 49% of Eagle West’s outstanding common stock.

(6)
Includes 1,782,910 shares of common stock currently held by Mr. LaBarre and 192,000,000 shares of common stock that Mr. La Barre has the right to acquire within 60 days upon conversion of 800,000 shares of Series A Preferred Stock. The Series A votes with the common stock on an as converted basis.

(7)	Assuming conversion of all shares of Series A Preferred held by Mr. Russell and Mr. LaBarre.

Options to Purchase Common Stock

At the Record Date, the Company had outstanding options to purchase common stock of the Company as follows: (1) options to purchase 1,000,000 common shares at an exercise price of $.03 per share, expiring December 31, 2010; (2) options to purchase 1,000,000 common shares at an exercise price of $.0093 per share, expiring December 31, 2010; (3) options to purchase 1,000,000 common shares at an exercise price of $.002 per share, expiring December 31, 2010; (4) options to purchase 1,000,000 common shares at an exercise price of $.0011 per share, expiring March 9, 2011; and (5) options to purchase 1,000,000 shares of common stock at an exercise price of $.1713 per share, expiring September 9, 2011. These options are not subject to dilution (i.e., no adjustment to the number of shares or the exercise price) based upon any reverse split of the common stock. These options are exercisable in whole or in part with a promissory note of less than 45 days duration or upon common “cashless exercise” terms.

Transfer Agent.

The transfer agents of the Company’s common stock are Manhattan Stock Transfer (telephone number (631) 928-7655) and First American Stock Transfer, Inc. (also handling Series B Preferred stock, (telephone number (602) 485-1346)).

I. REVERSE STOCK SPLIT

The Company's Board of Directors and stockholders with a majority of the voting power have approved an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of all outstanding shares of the Company’s common stock at a rate of one (1) new share for every two hundred (200) existing shares of common stock. There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up, so that no shareholder shall have less than 1 share after the effective date of the reverse split. The Company has 5,000,000,000 shares of common stock authorized.

Upon effectiveness, the Company will file an amendment to the Company’s Certificate of Incorporation, as amended, with the Delaware Secretary of State. The Company will also obtain a new CUSIP number for the common stock at the time of the reverse split. The Company must provide the Over the Counter Bulletin Board at least ten (10) calendar days advance notice of the effective date of the reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

PURPOSE

The purpose of the reverse stock split is to attempt to increase the per share trading value of the Company’s common stock, to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of the stock price. However, in many cases, the market price of a company's shares declines after a reverse stock split.

EFFECTS OF REVERSE STOCK SPLIT

After the effective day of the reverse stock split, each stockholder will own a reduced number of shares of common stock. Without taking into account the issuance of any common stock to allow for fractional shares, based on the number of shares of common stock outstanding as of the Record Date, after the effective date of the reverse split, there will be approximately 846,870 shares of common stock issued and outstanding. The outstanding options to purchase an aggregate of 5,000,000 shares of common stock will not be affected by the reverse split. The outstanding Series A Preferred Stock and Series B Preferred Stock will not be subject to the reverse split. Further, the conversion rate of the Series A Preferred Stock and Series B Preferred Stock and the voting rights of the Series A Preferred Stock will not adjust as a result of the reverse stock split. As such, after the reverse, the Series A Preferred Stock holders may be deemed to control approximately 99.8% of the Company’s voting power (without taking into account any other outstanding conversion rights). The Series A Preferred Stock is held by two of the Company’s officers and directors.

The reverse stock split will affect all common stockholders uniformly and will not affect any common shareholders' percentage interest in the common stock of the Company (except for shareholders receiving one whole share for a fractional share interest). However, as a result of the reverse stock split, the common stockholders’ voting rights will be dramatically decreased as the conversion rate of the Series A Preferred Stock and Series B Preferred Stock and the voting rights of the Series A Preferred Stock will not adjust as a result of the reverse stock split and therefore, the Series A Preferred Stock holders may be deemed to control approximately 99.8% of the Company’s voting power. As such, common stockholders will own less than 1% of the Company’s voting power following the reverse stock split. Although the stock split will not affect the rights of common stockholders, oneAnother  effect of a reverse stock split is to increase the number of authorized, but unissued shares of common stock, which would be available for issuance by the Board of Directors. Issuances of additional common stock or preferred stock convertible into common stock would significantly dilute the ownership position of the Company's stockholders. Further, aAn effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the Certificate of Incorporation or bylaws that would have a material anti-takeover effect.

The Company cannot predict the effect of a reverse stock split upon the market price over an extended period and, in many cases the market value of a company's common stock following a reverse split declines. The Company cannot assure you that the trading price of the Company’s common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of the Company’s common stock outstanding as a result of the reverse stock split. Also, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of its common stock. The trading price of its common stock may change due to a variety of other factors, including the Company’s operating results and other factors related to the Company’s business and general market conditions.

Further, as a result of the reverse split, some stockholders may own less than 100 shares of B2Digital’s common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of common stock.

No fractional shares of post-reverse split common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

The Company is not attempting to go "private" by the reverse split. The actual number of shareholders shall remain the same, with no current shareholder having less than one share, after the effectiveness of the reverse split.

The Company does not presently have any definitive agreement(s) to issue any shares of common stock available as a result of the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

EFFECTIVE DATE AND EXCHANGE OF STOCK CERTIFICATES

The reverse stock split will become effective as set forth in the Certificate of Amendment filed with the Delaware Secretary of State (at least twenty days after the mailing of this Information Statement) (the “Effective Date”). On the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock at a rate of one (1) new share for every two hundred (200) existing shares of common stock. As soon as practical after the Effective Date, the shareholders will be notified that a reverse split has been effected. The Company's transfer agent will act as "exchange agent" for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with a letter of transmittal to be sent by the Company.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law, the approval of a majority of the outstanding stock entitled to vote is necessary to approve the amendment to the Certificate of Incorporation. As discussed above, persons owning the majority of the voting power of B2Digital have consented to this action. A copy of the proposed Amendment to the Certificate of Incorporation reflecting the reverse split is attached as Exhibit A.

II. RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS

The Company's Board of Directors and stockholders with a majority of the voting power have approved an amendment to the Company’s bylaws to include a provision for the issuance of uncertificated shares under Delaware law. Further, although not required under Delaware law and the Company’s Certificate of Incorporation, persons owning the majority of the voting power of B2Digital have consented to this action and the Company is providing this information to satisfy its disclosure obligations related to this action. This amendment is required for eligibility for a Direct Registration Program operated by a clearing agency such as The Depository Trust Company. A Direct Registration Program allows an investor to have securities registered in the investor’s name without having a physical certificate issued to the investor. This amendment will allow the Company to issue its authorized common stock and preferred stock, including Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, as uncertificated shares. The Company currently has 5,000,000,000 shares of common stock authorized and 50,000,000 shares of preferred stock authorized, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock and 40,000,000 shares have been designated as Series B Convertible Preferred Stock. There will be no change to the Company’s common and preferred stock as a result of its ability to issue uncertificated shares.The Company has been attempting to obtain DTC eligibility for the Series B Preferred stock. There is no guarantee that it will be able to do so. The amended and restated bylaws also provide that each registered stockholder shall be entitled to a stock certificate upon request to the transfer agent or registrar of the Company.

This amendment is required for eligibility for a direct registration program such as the Direct Registration System (“DRS”) operated by a clearing agency such as The Depository Trust Company. A direct registration program allows an investor to have securities registered in the investor’s name without having a physical certificate issued to the investor. The Company believes that participation in a direct registration program will allow for a more accurate, quick, and cost-effective method of transferring securities between the Company (and its transfer agents) and broker/dealers; and a safer way of owning stock, by reducing the risks normally associated with possessing and processing physical certificates including turnaround delays, mail losses, and the risks associated with stolen, forged or counterfeit certificates. Further, the SEC has required that issuers of listed securities must be DRS eligible by January 1, 2008. Although the Company’s securities are listed on the OTC Bulletin Board and are not required to be DRS eligible at this time, we believe this may be required by SEC regulations implementing Congressional directives in the near future. Potential adverse effects of applying for DRS include the time and expense in becoming DRS eligible. Although the Company may apply for DRS for its securities in the future, as required by the SEC or as part of its business plan for the reasons set forth above, there are no present plans to apply for the DRS for the Company’s securities or any current plans, proposals or agreements related to the company’s ability to issue uncertificated shares. The amended and restated bylaws also provide that each registered stockholder shall be entitled to a stock certificate upon request to the transfer agent or registrar of the Company.

APPROVAL REQUIRED

Pursuant to the Delaware General Corporation Law and the Company’s Certificate of Incorporation, the Company’s bylaws may be amended by the affirmative vote of the majority of the members of the Board of Directors. The Company’s Board of Directors has approved this amendment. Further, although not required, persons owning the majority of the voting power of B2Digital have consented to this action. A copy of the Amended and Restated Bylaws is attached as Exhibit B. The provisions related to this action are set forth in Article VI, Section 1 and Section 4.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Following the reverse split, the holders of the Series A Preferred Stock will control over 99% of the voting power of the Company. The Series A Preferred Stock is owned by Robert Russell, the Company’s Chief Executive Officer and chairman and Paul LaBarre, the Company’s Chief Operations Officer and a director. No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

MISCELLANEOUS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.   In the event a stockholder desires to provide the Company with such notice, it may be given verbally by telephoning the Company’s offices at (310) 281-2571 or by mail to the Company’s address at 4425 Ventura Canyon Avenue, Suite 105, Sherman Oaks, CA 91423.

By Order of the Board of Directors
________________, 2007

/s/Robert C. Russell
Robert Russell, Chairman

EXHIBIT A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

B2DIGITAL, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of said corporation:

RESOLVED, that the Certificate of Incorporation of B2Digital, Incorporated, shall be amended by adding the following paragraph to the Fourth Article thereof:

“At close of business on the Effective Date (as defined below), of filing of this Certificate of Amendment with the Delaware Secretary of State, each two hundred (200) shares of the Company’s common stock, $.00001 par value (the “Common Stock”) issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock of the corporation and the authorized shares of this corporation shall remain as set forth in the Certificate of Incorporation. No fractional shares shall be issued in connection with the foregoing reverse stock split. To the extent that a shareholder holds a number of shares of common stock immediately after the Effective Date that is not a whole number, such shareholder shall receive the additional fraction of a share to provide the shareholder a whole share. The outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will not be subject to the reverse stock split. Further, the conversion rate of the outstanding Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and the voting rights of the outstanding Series A Convertible Preferred Stock will not adjust as a result of the reverse stock split.”

RESOLVED FURTHER, that following the reverse stock split, the Fourth Article of the Company’s Certificate of Incorporation shall read as follows:

“4. The total number of shares which the corporation shall have authority to issue is: Five Billion (5,000,000,000) shares of common stock, $.00001 par value (the “Common Stock”) and Fifty Million (50,000,000) shares of preferred stock, $.00001 par value (the “Preferred Stock”). The Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority by resolution, duly adopted from time to time, to divide and issue the Preferred Stock in series and to fix and determine the voting powers, other powers, designations, preferences, rights, qualifications, limitations and restrictions of any series of Preferred Stock so established.”

The remaining provisions of the Certificate of Incorporation shall remain unchanged.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on _______________, 2007 (the “Effective Date”).

IN WITNESS WHEREOF, said B2Digital, Incorporated, has caused this certificate to be signed by Robert Russell, its President, this _____ day of _____________, 2007.

By:
Name:Robert Russell
Title: President

EXHIBIT B

AMENDED AND RESTATED
BYLAWS
OF
B2DIGITAL, INCORPORATED

ARTICLE I

OFFICES

The principal office of the corporation shall be located in the City and County of Los Angeles, State of California. The corporation may have such other offices or relocate its principal office either within or without the state of Delaware as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Certificate of Incorporation to be maintained in the state of Delaware may be, but need not be, identical with the principal office in the state of Delaware and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1.  Annual Meeting. The annual meeting of the shareholders shall be held on such date as the Board of Directors shall determine by resolution. If the election of directors shall not be held on the day herein designated for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.  Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3.  Place of Meeting. The Board of Directors may designate any place, either within or without the state of Delaware, as the place of meeting for any annual or special meeting. A waiver of notice, signed by all shareholders entitled to vote at a meeting, may designate any place, either within or without the state of Delaware, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the state of Delaware.

Section 4.  Notice of Meeting. Written or printed notice, stating the place, day, and the hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered and/or published as the laws of the state of Delaware shall provide.

Section 5.  Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders; such date, in case of a meeting of shareholders, shall be not more than 50 days nor less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 6. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7.  Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Certificate of Incorporation or these Bylaws.

Section 8.  Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

Section 9.  Voting of Shares. Except as otherwise set forth in this Article II, each outstanding share of common stock shall entitle the registered holder thereof to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.  Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy of the other corporation as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator maybe voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither shares of its own stock belonging to the corporation nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

Section 11.  Cumulative Voting. Cumulative voting is not authorized.

Section 12.  Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 13.  Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 14.  Certification. The Board of Directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure thus established, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. In addition to the powers and authorities by the Certificate of Incorporation and by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

The Board of Directors shall have the power from time to time to delegate any of its powers in the ordinary course of business of the corporation to any standing or special committee or to any officer or agent and to appoint any persons as agents of the corporation with such powers (including the power to sub-delegate) and upon such terms as may be deemed fit.

Section 2.  Classification of Directors. The Board of Directors shall be divided into three classes, Class 1, Class 2 and Class 3, each class to be as nearly equal in number as possible, the term of office of Class 1 directors to expire at the first annual meeting of shareholders after their election, that of Class 2 directors to expire at the second annual meeting after their election, and that of Class 3 directors to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. No classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consists of less than six (6) members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of anyone or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

Section 3.  Number, Tenure, and Qualification. The number of directors of the corporation shall be as established from time to time by resolution of the Board of Directors provided that the number of directors shall not be reduced to less than three except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. Subject to the provisions of Section 2 of this Article III, each director shall hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Directors need not be residents of the state of Delaware or shareholders of the corporation.

Section 4.  Regular Meetings. A regular meeting of the Board of directors shall be held, without other notice than these By-laws, immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution of incorporation, for the holding of additional regular meetings, without other notice than such resolution. The Board of Directors may hold any such additional regular meetings by conference telephone or other means of electronic communication by which all directors can hear and speak to each of the other directors.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of Delaware, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may hold any special meeting by conference telephone or other means of electronic communication by which all directors can hear and speak to each of the other directors.

Section 6. Notice. Notice of any special meeting shall be given at least one day previous thereto by oral or written notice given or delivered personally to each director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A director may attend a regular or special meeting of the Board of Directors by conference telephone or other means of electronic communication by which such director can hear and speak to each of the other directors.

Section 7.  Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 8.  Action by Consent of Board of Directors Without Meeting. Any action required or permitted to be taken by the Board of Directors under any provision of the laws of the state of Delaware may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under any provision of the laws of the state of Delaware which relates to an action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting and that these Bylaws authorize the directors to so act. Such statement shall be prima facie evidence of such authority.

Section 9.  Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

The order of business at any regular meeting or special meeting of the Board of Directors shall be:

1. Calling the roll.
2. Secretary's proof of due notice of meeting, if required.
3. Reading and disposal of unapproved minutes.
4. Reports of officers.
5. Unfinished business.
6. New business.
7. Adjournment.

Section 10.  Vacancies. Any vacancy occurring in the Board of Directors may be, filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 11.  Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor or from receiving compensation for any extraordinary or unusual service as a director.

Section 12.  Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13.  Resignation of Officers or Directors. Any director or other officer may resign his office at any time, such resignation to be made in writing and to take effect from the time of its receipt by the corporation unless a time be fixed in the resignation and then it will take effect from that date. The acceptance of the resignation shall not be required to make it effective.

Section 14.  Removal. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the applicable laws of the state of Delaware.

ARTICLE IV

OFFICERS

Section 1.  Number. The officers of the corporation shall be a Chairman of the Board of Directors, President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, all of whom shall be designated executive officers and each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary shall be designated administrative assistant officers and may be appointed by the President. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2.  Election and Term of Office. The executive officers of the corporation, to be elected by the Board of Directors, shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each executive officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Administrative assistant officers shall hold office at the pleasure of the President.

Section 3.  Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.  Vacancies. A vacancy in any executive office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  Chairman of the Board of Directors. A Chairman of the Board of Directors shall be elected by the Board of Directors. He shall preside at all meetings of the shareholders and of the Board of Directors.

Section 6.  President. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall be in general charge of the business affairs of the corporation. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7.  Vice President. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8.  Secretary. The Secretary shall: (a) keep the minutes of the shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9.  Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and pay- able to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be as- signed to him by the President or by the Board of Directors.

Section 10. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the President, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President.

Section 11.  Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of the administrative assistant officers shall be fixed by the President.

ARTICLE V

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 1.  Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2.  Loans. No loans in excess of $10,000 shall be contracted on behalf of the corporation, and no evidence of indebtedness in excess of $10,000 shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.  Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.  Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.  Certificates for Shares. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Laws of Delaware. Each stockholder shall be entitled upon written request to the transfer agent or registrar of the corporation, to a certificate or certificates in such form as may from time to time be prescribed by the Board. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is counter-signed by a transfer agent or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the state of Delaware, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby, and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue. In lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge except that a restriction on transfer imposed by the corporation shall be noted conspicuously on each certificate. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

Section 2. Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

Section 3.  Lost, Stolen, or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

Section 4.  Transfer of Shares. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Certificate of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person, by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall be express or other notice thereof, save as expressly provided by the statutes of the state of Delaware.

ARTICLE VII

SEAL

The Board of Directors shall provide a corporate seal, circular in form, having inscribed thereon the corporate name, the state of Delaware and the word "Seal".

ARTICLE VIII

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the applicable laws of the state of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the members of the Board of Directors represented at any regular or special meeting of the Board of Directors.

ARTICLE X

UNIFORMITY OF INTERPRETATION AND SEVERABILITY

The Bylaws shall be so interpreted and construed as to conform to the Certificate of Incorporation and the statutes of the state of Delaware or of any other state in which conformity may become necessary by reason of the qualification of the corporation to do business in such foreign state, and where conflict between these Bylaws and the Certificate of Incorporation or the statutes of the state of Delaware has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity the remainder of the Bylaws without the invalid provisions or application thereof, and the provisions of these Bylaws are declared to be severable.